                   THIRD AMENDMENT TO CREDIT AGREEMENT
                  -------------------------------------

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of October 29, 1994 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks") and MELLON BANK, N.A., a national banking association, as agent for the Lenders and the Issuing Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent");

                          W I T N E S S E T H:
                          - - - - - - - - - -

         WHEREAS, the Borrower, the Lenders, the Issuing Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1991 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower and certain Issuing Banks have issued Letters of Credit on behalf of the Borrower and its Subsidiaries; and

         WHEREAS, the Borrower has requested the Lenders (i) to reduce the Total Revolving Credit Commitments to $22,500,000 (ii) extend the Revolving Credit Maturity Date to October 29, 1997 and (iii) make certain other changes to the Credit Agreement; and

         WHEREAS, the Lenders are willing to so amend the Credit Agreement upon the terms and conditions hereinafter set forth; and

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                        Amendments to Credit Agreement.
                        -------------------------------

  The Credit Agreement is hereby amended as follows:

         1a    Section 1.01 is amended as follows:

         11i   The definition of the term "Revolving Credit Maturity Date" is amended to substitute the date "October 29, 1997" for the date "October 29, 1994".

         12i The definition of the term "Significant Subsidiary" is amended by adding the words ",Target Rock Corporation" immediately following the words "System/Shelby, Inc."

         2a   Section 2.04(d) is amended by substituting the following Allow-
able Aggregate Principal Amounts for the Allowable Aggregate Principal Amounts set forth therein:

Portion or Funding Segment  Allowable Aggregate Principal Amounts
--------------------------  --------------------------------------------------
Base Rate Portion          $1,000,000 or an integral multiple of $500,000
                           thereof

Each Funding Segment of    $5,000,000 or an integral multiple of
the CD Rate Portion        $500,000 thereof

Each Funding Segment of    $5,000,000 or an integral multiple of
the Euro-Rate Portion      $500,000 thereof

         3a Section 3.01(d) is amended by deleting the words "provided, however, that Financial Guaranty Letters of Credit shall not be issued without the written consent of the Agent, the Issuing Bank and the Required Lenders" from the second sentence thereof.

         4a Section 3.02(a) is hereby amended by deleting the words "in an amount to be agreed upon between the Agent, the Borrower and each Lender" and substituting therefor the words "0.625% per annum of the face amount of such Financial Guaranty Letter of Credit".

         5a Section 6.01(c) is amended by deleting the phrase ", together with a statement of the net worth of Target Rock Corporation."

         6a Section 7.02 is amended by deleting paragraph (f) in its entirety, deleting the word "and" at the end of paragraph (e), inserting the word "and" at the end of paragraph (d) and inserting a period after paragraph (e).

         7a  Section 7.09 is deleted in its entirety.

         (h) The Initial Revolving Credit Committed Amount of each Lender shall be reduced such that the Total Revolving Credit Committed Amount shall be $22,500,000. The Revolving Credit Committed Amount of each Lender shall be as follows:

         Mellon Bank, N.A.                    $7,500,000
         Nationsbank                           5,000,000
         Midlantic Bank, National Association  5,000,000
         The Bank of Nova Scotia               5,000,000

Conditions Precedent.
---------------------
  The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the perform-ance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before October 29, 1994 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

              11a Amendment. Each Lender shall have received a counterpart of this Amendment, duly executed by the Borrower.

              12a Reduction of Outstanding Principal Amount of Loan. The Borrower shall have reduced the aggregate principal amount of Loans and Letters of Credit outstanding to less than $22,500,000.


              13a Representations and Warranties; Events of Default and Potential Defaults.

  The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. On the Effective Date, there shall have been delivered to the Agent a certificate, dated the Effective Date and signed on behalf of the Borrower by the President, Treasurer or chief financial officer of the Bor-rower, that (a) the representations and warranties set forth in Section 3 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

              14a  Proceedings and Incumbency.
  On the Effective Date, there shall have been delivered the Agent with an original counterpart for each Lender a certificate, dated the Effective Date and signed on behalf of the Borrower by the Secretary or an Assistant Secretary of the Borrower, certifying as to (i) true copies of the articles of incorpor-ation and bylaws of the Borrower as in effect on such date (or a certificate of the Secretary or Assistant Secretary of the Borrower to the effect that there have been no changes in such articles of incorporation or bylaws from the forms thereof previously delivered to the Agent and the Lenders or, if there have been any such changes, attaching copies thereof), (ii) true copies of all corporate action taken by the Borrower relative to this Amendment and (iii) the names, true signatures and incumbency of the officer or officers of the Bor-rower authorized to execute and deliver this Amendment and the other documents and instruments to be executed and delivered under the Credit Agreement, as amended hereby. The Agent shall be entitled to conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Agent.

              15a  Opinions of Counsel.
  On the Effective Date, there shall have been delivered to the Agent written opinions, dated the Effective Date, of General Counsel to the Borrower in form and substance satisfactory to the Agent and as to such matters incident to the transactions contemplated hereby as the Agent may reasonably request.

              16a  Details, Proceedings and Documents.
  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Lenders, and, on the Effective Date, the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and the Lenders, as the Agent or any Lender may reasonably request.

Representations and Warranties.
  The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment.

  In addition, the reference in Section 4.05 of the Credit Agreement to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1989 and December 31, 1990 shall be deemed to be a reference to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1992 and December 31, 1993, respectively, the reference in such Section to the parallel interim consolidated financial statements for and as of the end of the six months ended June 30, 1991 shall be deemed to be a reference to the parallel interim consolidated financial statements for and as of the end of the second fiscal quarter of the fiscal year beginning January 1, 1994, and the references in the last sentence of Section 4.05 of the Credit Agreement to June 30, 1991 and December 31, 1990 shall be deemed to be references to June 30, 1994 and December 31, 1993, respectively; and the reference in Section 4.10 of the Credit Agreement to December 31, 1990 shall be deemed to be a reference to December 31, 1993.

Effectiveness of Amendment.
  This Amendment shall be effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

Effect of Amendment.
  The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

Governing Law.
  This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

Counterparts.
  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.



         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                        CURTISS-WRIGHT CORPORATION

                           Gary Benschip
                        By Gary Benschip
                        Title: Treasurer


                        MELLON BANK, N.A., individually and as Agent

                           Joseph F. Bond, Jr
                        By Joseph F. Bond, Jr
                        Title: Vice President


                        MIDLANTIC BANK, NATIONAL ASSOCIATION
                        (formerly Midlantic National Bank)

                           Edward Tessalone
                        By Edward Tessalone
                        Title: Vice President


                        NATIONSBANK OF NORTH CAROLINA, N.A.

                           Moses James Sawney
                        By Moses James Sawney
                        Title: Vice President


                        THE BANK OF NOVA SCOTIA

                           Stephen Lockhart
                        By Stephen Lockhart
                        Title: Sr. Manager



                                                              EXHIBIT (4) (iii)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               SHORT TERM CREDIT
                                    AGREEMENT

                          dated as of October 29, 1994

                                      among

                           CURTISS-WRIGHT CORPORATION,
                                  as Borrower,

                  THE LENDERS PARTIES HERETO FROM TIME TO TIME

                                       and

                               MELLON BANK, N.A.,
                                    as Agent

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              Table of Contents
             ---------------------------------------------------

Section                     Title                                 Page
-----------  ---------------------------------------------------  ----
ARTICLE I    DEFINITIONS; CONSTRUCTION . . . . . . . . . . . . .
  1.01       Certain Definitions . . . . . . . . . . . . . . . .    1
  1.02       Construction. . . . . . . . . . . . . . . . . . . .   10
  1.03       Accounting Principles . . . . . . . . . . . . . . .   10

ARTICLE II   THE CREDITS . . . . . . . . . . . . . . . . . . . .   11
  2.01       Revolving Credit Loans. . . . . . . . . . . . . . .   11
  2.02       Fees; Reduction of the Committed Amounts. . . . . .   11
  2.03       Making of Loans . . . . . . . . . . . . . . . . . .   12
  2.04       Interest Rates. . . . . . . . . . . . . . . . . . .   13
  2.05       Conversion or Renewal of Interest Rate Options. . .   19
  2.06       Prepayments Generally . . . . . . . . . . . . . . .   20
  2.07       Optional Prepayments. . . . . . . . . . . . . . . .   20
  2.08       Interest Payment Dates. . . . . . . . . . . . . . .   20
  2.09       Pro Rata Treatment; Payments Generally. . . . . . .   21
  2.10       Additional Compensation in Certain Circumstances. .   22
  2.11       HLT Classification. . . . . . . . . . . . . . . . .   24
  2.12       Taxes . . . . . . . . . . . . . . . . . . . . . . .   25
  2.13       Funding by Branch, Subsidiary or Affiliate. . . . .   27
  2.14       Extension of Expiration Date. . . . . . . . . . . .   28

ARTICLE III  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .   29
  3.01       Incorporation by Reference. . . . . . . . . . . . .   29

ARTICLE IV   CONDITIONS OF LENDING . . . . . . . . . . . . . . .   29
  4.01       Conditions to Making of Initial Loans . . . . . . .   29
  4.02       Conditions to All Loans . . . . . . . . . . . . . .   30

ARTICLE V    COVENANTS . . . . . . . . . . . . . . . . . . . . .   31
  5.01       Incorporation by Reference. . . . . . . . . . . . .   31

ARTICLE VI   DEFAULTS. . . . . . . . . . . . . . . . . . . . . .   31
  6.01       Events of Default . . . . . . . . . . . . . . . . .   31
  6.02       Consequences of an Event of Default . . . . . . . .   34

ARTICLE VII THE AGENT. . . . . . . . . . . . . . . . . . . . . .   34
  7.01       Appointment . . . . . . . . . . . . . . . . . . . .   34
  7.02       General Nature of Agent's Duties. . . . . . . . . .   35
  7.03       Exercise of Powers. . . . . . . . . . . . . . . . .   36
  7.04       General Exculpatory Provisions. . . . . . . . . . .   36
  7.05       Administration by the Agent . . . . . . . . . . . .   37
  7.06       Lender Not Relying on Agent or Other Lenders. . . .   38
  7.07       Indemnification . . . . . . . . . . . . . . . . . .   38
  7.08       Agent in its Individual Capacity. . . . . . . . . .   39
  7.09       Holders of Notes. . . . . . . . . . . . . . . . . .   39
  7.10       Successor Agent . . . . . . . . . . . . . . . . . .   39
  7.11       Additional Agents . . . . . . . . . . . . . . . . .   40
  7.12       Calculations. . . . . . . . . . . . . . . . . . . .   40
  7.13       Funding by Agent. . . . . . . . . . . . . . . . . .   40

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . .   41
  8.01       Holidays. . . . . . . . . . . . . . . . . . . . . .   41
  8.02       Records . . . . . . . . . . . . . . . . . . . . . .   41
  8.03       Amendments and Waivers. . . . . . . . . . . . . . .   41
  8.04       No Implied Waiver; Cumulative Remedies. . . . . . .   42
  8.05       Notices . . . . . . . . . . . . . . . . . . . . . .   42
  8.06       Expenses; Taxes; Indemnity. . . . . . . . . . . . .   43
  8.07       Severability. . . . . . . . . . . . . . . . . . . .   44
  8.08       Prior Understandings. . . . . . . . . . . . . . . .   44
  8.09       Duration; Survival. . . . . . . . . . . . . . . . .   45
  8.10       Counterparts. . . . . . . . . . . . . . . . . . . .   45
  8.11       Limitation on Payments. . . . . . . . . . . . . . .   45
  8.12       Set-Off . . . . . . . . . . . . . . . . . . . . . .   45
  8.13       Sharing of Collections. . . . . . . . . . . . . . .   46
  8.14       Successors and Assigns; Participations; Assignments   47
  8.15       Governing Law; Submission to Jurisdiction:
               Limitation of Liability . . . . . . . . . . . . .   50
  8.16       Confidentiality . . . . . . . . . . . . . . . . . .   50


Exhibit A--Form of Note
Exhibit B--Form of Opinion of Counsel
Exhibit C--Form of Transfer Supplement

                               SHORT TERM
                            CREDIT AGREEMENT

         THIS SHORT TERM CREDIT AGREEMENT (this "Agreement"), dated as of October 29, 1994, by and among CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below) and MELLON BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent").

         The Borrower has requested the Agent and the Lenders to enter into this Agreement and extend credit as herein provided. The proceeds of the borrowings hereunder will be used by the Borrower for general working capital purposes.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                ARTICLE I
                        DEFINITIONS; CONSTRUCTION

         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

  "Affected Lender" shall have the meaning set forth in Section 2.04(e) hereof.

  "Affiliate" of the Borrower shall mean any Person which directly or indirectly controls or is controlled by or is under common control with the Borrower. For purpose of this definition "control" (including, with correla-tive meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management policies, whether through ownership of voting securities or by contract or otherwise.

  "Applicable Funding Rate" shall have the meaning set forth in Section 2.10(b) hereof.

  "Applicable Margin" shall have the meaning set forth in Section 2.04(b) hereof.

  "Assessment Rate" shall have the meaning set forth in Section 2.04(a) hereof.

  "Base Rate" shall have the meaning set forth in Section 2.04(a) hereof.

  "Base Rate Option" shall have the meaning set forth in Section 2.04(a) hereof.

  "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time
(i) under the Base Rate Option or (ii) in accordance with Section 2.09(c)(ii) hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or the State of New York or other day on which banking institutions are authorized or obligated to close in the city in which is located the Agent's Office.

  "CD Rate" shall have the meaning set forth in Section 2.04(a) hereof.

  "CD Rate Funding Period" shall have the meaning set forth in Section 2.04(c) hereof.

  "CD Rate Option" shall have the meaning set forth in Section 2.04(a) hereof.

  "CD Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the CD Rate Option or at a rate calculated by reference to the CD Rate under
Section 2.09(c)(i) hereof. If no Loan or Loans is specified, "CD Rate Portion" shall refer to the CD Rate Portion of all Loans outstanding at such time.

  "CD Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a) hereof.

  "Change of Control" shall mean that any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 50% or more of the combined voting power of all the outstanding voting securities of the Borrower; provided, that none of Unitrin Corporation, Argonaut Insurance Co. or any of their respective Subsidiaries shall be deemed to be a Person for purposes of this definition.

  "Closing Date" shall mean the date on which the last of the conditions set forth in Section 4.01 hereof is satisfied.

  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

  "Commitment" of a Lender shall mean the Revolving Credit Commitment of such Lender.

  "Commitment Percentage" of a Lender at any time shall mean the Commitment percentage for such Lender set forth below its name on the signature page hereof, subject to adjustment as provided in Section 2.14 hereof and subject to transfer to another Lender as provided in Section 8.14 hereof.

  "Corresponding Source of Funds" shall mean:

  (a) In the case of any Funding Segment of the CD Rate Portion, the proceeds of hypothetical issuances by a Lender of one or more of its certificates of deposit at the beginning of the CD Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such CD Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment; and

  (b) In the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having

      maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

  "Credit Agreement" shall mean the Credit Agreement dated as of October 29, 1991 among the Borrower, certain Lenders named therein, and Mellon Bank, N.A., as Agent, as amended from time to time.

  "Debt Instrument" shall have the meaning set forth in Section 6.01(e) hereof.

  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

  "Euro-Rate" shall have the meaning set forth in Section 2.04(a) hereof.

  "Euro-Rate Funding Period" shall have the meaning set forth in Section 2.04(c) hereof.

  "Euro-Rate Option" shall have the meaning set forth in Section 2.04(a) hereof.

  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.09(c)(i) hereof. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a) hereof.

  "Event of Default" shall mean any of the Events of Default described in
Section 6.01 hereof.

  "Expiration Date" shall mean October 29, 1995, or such later date to which the Expiration Date may be extended pursuant to Section 2.14 hereof. Notwith-standing the foregoing, the Commitment shall never have a remaining term of more than 364 days, and if for any reason the Agent receives the consent of any Lender to an extension of the Expiration Date pursuant to Section 2.14 hereof more than 364 days before the requested new Expiration Date, such consent of such Lender shall be considered absolutely revocable and in no manner binding on such Lender until such date that is 364 days prior to such requested new Expiration Date.

  "Extension Request" shall have the meaning set forth in Section 2.14 hereof.

  "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive absent manifest error) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal


Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

  "Funding Breakage Date" shall have the meaning set forth in Section 2.10(b) hereof.

  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.10(b) hereof.

  "Funding Periods" shall have the meaning set forth in Section 2.04(c) hereof.

  "Funding Segment" of the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Revolving Credit Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

  "GAAP" shall have the meaning set forth in Section 1.03 hereof.

  "HLT Classification" shall have the meaning set forth in Section 2.11 hereof.

  "Initial Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

  "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 8.14 hereof pertaining to Persons becoming or ceasing to be Lenders.

  "Loan" shall mean any loan by a Lender to the Borrower under this Agreement, and "Loans" shall mean all Loans made by the Lenders under this Agreement.

  "Loan Documents" shall mean this Agreement, the Notes and the Transfer Supplements, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

  "Material Adverse Effect" shall mean (a) a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) a material adverse effect on the ability of the Borrower to perform or comply with any of the terms and conditions of any Loan Document.

  "Nonextending Lender" shall have the meaning set forth in Section 2.14 hereof.

  "Note" or "Notes" shall mean the Revolving Credit Note(s) of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.13(a) hereof.

  "Office," when used in connection with the Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

  "Option" shall mean the Base Rate Option, the CD Rate Option or the Euro-Rate Option, as the case may be.

  "Participants" shall have the meaning set forth in Section 8.14(b) hereof.

  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumen-tality succeeding to the functions of said corporation.

  "Pension-Related Event" shall mean any of the following events or conditions:

  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or
       (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

  (b)  PBGC notifies any Person of its determination that an event described in
       Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

  (c)  Any Reportable Event occurs with respect to a Plan;

  (d) Any action occurs or is taken which could result in the Borrower becom-ing subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

  (e)  (i) There occurs any failure to meet the minimum funding standard under
       Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amor-tizing unfunded liabilities, with respect to a Plan.

  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which the Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Controlled Group Member.

  "Portion" shall mean the Base Rate Portion, the CD Rate Portion or the Euro-Rate Portion, as the case may be.

  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by the Borrower to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

  "Potential Default" shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate.

  "Pro Rata" shall mean from or to each Lender in proportion to its Commitment Percentage.

  "Purchasing Lender" shall have the meaning set forth in Section 8.14(c) hereof.

  "Register" shall have the meaning set forth in Section 8.14(d) hereof.

  "Regular Payment Date" shall mean the first day of each December, March, June and September after the date hereof.

  "Replacement Lender" shall have the meaning set forth in Section 2.14 hereof.

  "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

         "Required Lenders" shall mean, as of any date, Lenders which have made Loans constituting, in the aggregate, at least 66 2/3% in principal amount of Loans outstanding on such date or, if no Loans are outstanding on such date, Lenders which have Commitments constituting, in the aggregate, at least 66 2/3% of the total Commitments of all the Lenders.

         "Responsible Officer" shall mean the Chairman, President, any Vice President, the Controller or the Treasurer of the Borrower.

         "Revolving Credit Commitment" shall have the meaning set forth in
Section 2.01(a) hereof.

         "Revolving Credit Commitment Fee" shall have the meaning set forth in
Section 2.02(a) hereof.

         "Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

         "Revolving Credit Notes" shall mean the promissory notes of the Borrower executed and delivered under Section 2.01(d) hereof and any promissory note issued in substitution therefor pursuant to Sections 2.10(b) or 8.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

         "Significant Subsidiary" shall mean each of Curtiss-Wright Flight Systems, Inc., Curtiss-Wright Flight System/Shelby, Inc., Target Rock Corporation and Metal Improvement Company, Inc.

         "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is

         (a) provided on the same Business Day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion;

         (b) provided on the same Business Day in the case of selection of, conversion to or renewal of the CD Rate Option or prepayment of any CD Rate Portion; and

         (c) provided at least three London Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

          Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.

         "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

         "Taxes" shall have the meaning set forth in Section 2.12 hereof.

         "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

         "Transfer Supplement" shall have the meaning set forth in Section
          8.14(c) hereof.

         1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed.
  References in this Agreement to "determination" (and similar terms) by the Agent or by any Lender include good faith estimates by the Agent or by any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or by any Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and
shall not control or affect the construction of this Agreement or the interpre-tation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

         1.03.  Accounting Principles.

         (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower's financial statements as of December 31, 1993 and for the fiscal year then ended, as referred to in Section 4.05 hereof.

         (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

         (c) If and to the extent that the financial statements generally prepared by the Borrower apply accounting principles other than GAAP, all financial statements referred to in this Agreement or any other Loan Document shall be delivered in duplicate, one set based on the accounting principles then generally applied by the Borrower and one set based on GAAP. To the extent this Agreement or such other Loan Document requires financial statements to be accompanied by an opinion of independent accountants, each set of financial statements shall be accompanied by such an opinion.

                               ARTICLE II
                               THE CREDITS

         2.01.  Revolving Credit Loans.

         (a) Revolving Credit Commitments. Subject to the terms and condi-tions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Expiration Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Pro Rata share of the total Revolving Credit Loans at any time outstanding would exceed such Lender's Revolving Credit Committed Amount at such time. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as either such amount may have been reduced under Section 2.02 hereof at such time, and subject to transfer to another Lender as provided in
Section 8.14 hereof.

         (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

         (c) Revolving Credit Notes. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing Date (the

"Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount.

         (d) Maturity. To the extent not due and payable earlier, the Revolv-ing Credit Loans shall be due and payable on the Expiration Date.

         2.02.  Fees; Reduction of the Committed Amounts.

         (a) Commitment Fee. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") equal to 0.125% per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed), for each day from and including the date hereof to but not including the Expiration Date, on the amount (not less than zero) equal to (i) such Lender's Revolving Credit Committed Amount on such day, minus (ii) the aggregate principal amount of such Lender's Revolving Credit Loans outstanding on such day. Such Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid (x) on each Regular Payment Date,
(y) on the date of each reduction of the Revolving Credit Committed Amount (whether optional or mandatory) on the amount so reduced and (z) on the Expiration Date.

         (b) Reduction of the Revolving Credit Committed Amounts. The Bor-rower may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the sum of the unpaid principal amount of the Revolving Credit Loans then outstanding plus the principal amount of all Revolving Credit Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount which is a minimum amount of $5,000,000 and integral multiples of $1,000,000 thereof. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than 30 days' notice (which notice shall be irrevocable) to such effect to the Agent. After the date specified in such notice the Revolving Credit Commitment Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced. Upon reduction of the Revolving Credit Committed Amounts to zero, payment in full of all Loans, this Agreement shall be terminated. After the date specified in such notice the Commitment Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced.

         2.03. Making of Loans. Whenever the Borrower desires that the Lenders make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

         (a) The date, which shall be a Business Day, on which such proposed Loans are to be made;

         (b) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause
         (c) of this Section 2.03;

         (c)  The interest rate Option or Options selected in accordance with
          Section 2.04(a) hereof and the principal amounts selected in accor-dance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, of such proposed Loans; and



         (d) With respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.04(c) hereof.

     Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in Article V hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 12:00 o'clock Noon, Pittsburgh time, in funds immediately available at such Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office.

         2.04.  Interest Rates.

         (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the Bor-rower may select different Options to apply simultaneously to dif-ferent Portions of the Loans and may select different Funding Seg-ments to apply simultaneously to different parts of the CD Rate Portion or the Euro-Rate Portion of the Loans. The aggregate number of Funding Segments applicable to the CD Rate Portion and the Euro-Rate Portion of the Revolving Credit Loans at any time shall not exceed five.

        (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.625% plus the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

       (ii) CD Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day plus the Applicable Margin for such day. "CD Rate" for any day shall mean for each Funding Segment of the CD Rate Portion corresponding to a proposed or existing CD Rate Funding Period the rate per annum determined by the Agent by adding

         (A) the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (1) the rate of interest (which shall be the same for each day in such CD Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the secondary market bid rates at or about 11:00 a.m., Eastern time, on the first day of such CD Rate Funding Period by dealers of recognized standing in negoti-able certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in amounts comparable to such Funding Segment and having maturities comparable to such CD Rate Funding Period by (2) a number equal to 1.00 minus the CD Rate Reserve Percentage for such CD Rate Funding Period plus


          (B)  the Assessment Rate.

          The "CD Rate" may also be expressed by the following formula:

           [average of the secondary market  ]
           [bid rates determined by the Agent]
CD Rate =  [per subsection (A)(1)            ] + Assessment Rate
           -----------------------------------
           [1.00 - CD Rate Reserve Percentage]

         "CD Rate Reserve Percentage" for any day and for any CD Rate Funding Period shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determin-ation shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United States having a maturity comparable to such CD Rate Funding Period. The CD Rate shall be adjusted automatically as of the effective date of each change in the CD Rate Reserve Percentage. The CD Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold such reserves in connection with its funding hereof or, if required to hold such reserves, is required to hold reserves at the "CD Rate Reserve Percentage" as herein defined.

         "Assessment Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the maximum rate per annum payable by a depository institution insured by the Federal Deposit Insurance Corporation (or any successor) for such day as an assessment for insurance on Dollar time deposits, exclusive of any credit that is or may be allowed against such assessment on account of assessment payments made or to be made by such depository institu-tion. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate. The CD Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to pay Federal Deposit Insurance Corporation assessments or, if required to pay such assessments, is required to pay such assessments at the "Assessment Rate" as herein defined.

         The Agent shall give prompt notice to the Borrower and to the Lenders of the CD Rate determined or adjusted in accordance with the definition of CD Rate, which determination or adjustment shall be conclusive absent manifest error.

      (iii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the
first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period by (B) a number equal to
1.00 minus the Euro-Rate Reserve Percentage.

         The "Euro-Rate" may also be expressed by the following formula:

              [average of the rates offered to major money ] [center banks in the London interbank market ]
  Euro-Rate = [determined by the Agent per subsection (A)   ]
              -----------------------------------------------
              [1.00 - Euro-Rate Reserve Percentage          ]

         "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as deter-mined in good faith by the Agent (which determination shall be conclusive ab-sent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

         The Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive absent manifest error.

         (b) Applicable Margin. The "Applicable Margin" for each interest rate Option for any day shall mean the percentage set forth below:

          Interest Rate Option    Applicable Margin
          --------------------    -----------------
          Base Rate Option        0
          CD Rate Option          0.625%
          Euro Rate Option        0.625%

         (c) Funding Periods. At any time when the Borrower shall select, convert to or renew the CD Rate Option or the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option           Available Funding Periods
--------------------           -------------------------
CD Rate Option                 30, 60, 90 or 180 days or such longer period
                               as may be offered by all of the Lenders in their sole discretion ("CD Rate Funding
                               Period"); and


Euro-Rate Option               One, two, three or six months or such longer
                               period as may be offered by all of the Lenders
                               in their sole discretion ("Euro-Rate Funding
                               Period");
provided, that:
--------
      (i) Each CD Rate Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

      (ii) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive);

      (iii) The Borrower may not select a Funding Period that would end after the Expiration Date; and

      (iv) The Borrower shall, in selecting any Funding Period, allow for scheduled mandatory payments and foreseeable mandatory prepayments of the Loans.

         (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or pre-payment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Revolving Credit Loans, shall be as set forth below:

Portion or Funding Segment    Allowable Aggregate Principal Amounts
--------------------------    -------------------------------------
Base Rate Portion             $1,000,000 or an integral
                              multiple of $500,000 thereof;

Each Funding Segment          $5,000,000 or an integral
of the CD Rate Portion        multiple of $500,000 thereof; and

Each Funding Segment          $5,000,000 or an integral
of the Euro-Rate Portion      multiple of $500,000 thereof.

         (e)  CD Rate or Euro-Rate Unascertainable; Impracticability.  If

        (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determin-ation shall be conclusive absent manifest error) that:

         (A) adequate and reasonable means do not exist for ascertaining such CD Rate or Euro-Rate,

         (B) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit main-tained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

         (C) the effective cost to such Lender of funding a proposed Funding Segment of the CD Rate Portion or the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the CD Rate or the Euro-Rate, as the case may be, applicable to such Funding Segment, or


         (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the CD Rate Portion or the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Govern-mental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the CD Rate Option or Euro-Rate Option, as the case may be, shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exist.

         If any Lender notifies the Borrower of a determination under subsec-tion (ii) of this Section 2.04(e), the CD Rate Portion or the Euro-Rate Por-tion, as the case may be, of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

         If at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.04(e) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to any pro-posed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

         2.05.  Conversion or Renewal of Interest Rate Options.

         (a) Conversion or Renewal. Subject to the provisions of Sections 2.09(c) and 2.10(b) hereof, unless an Event of Default shall have occurred and be continuing, the Borrower may convert any part of its Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the CD Rate Option or the Euro-Rate Option as to any Funding Segment of the CD Rate Portion or the Euro-Rate Portion:

    (i)  At any time with respect to conversion from the Base Rate Option; or

    (ii) At the expiration of any Funding Period with respect to conver-sions from or renewals of the CD Rate Option or the Euro-Rate Option, as the case may be, as to the Funding Segment corresponding to such expiring Funding Period.



     Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

         (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

         (x) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted from or renewed;

         (y)  The interest rate Option or Options selected in accordance with
Section 2.04(a) hereof and the principal amounts selected in accordance with
Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted; and

         (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.04(c) hereof to apply to such Funding Segment.

     Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

         (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the CD Rate Portion or Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period.

         2.06. Prepayments Generally. Whenever the Borrower desires or is required to prepay any part of its Loans, it shall provide Standard Notice to the Agent setting forth the following information:

         (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

         (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this
          Section 2.06; and

         (c) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each part of each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be prepaid.

     Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

         2.07. Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 2.10(b) hereof):


         (a) At any time with respect to any part of the Base Rate Portion; or

         (b) At the expiration of any Funding Period with respect to prepayment of the CD Rate Portion or the Euro-Rate Portion, as the case may be, with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

Any such prepayment shall be made in accordance with Section 2.06 hereof.

         2.08. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on each Regular Payment Date. Interest on each Funding Segment of the CD Rate Portion shall be due and payable on the last day of the corresponding CD Rate Funding Period and, if such CD Rate Funding Period is longer than 90 days, also every 90th day during such CD Rate Funding Period.
 Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

         2.09.  Pro Rata Treatment; Payments Generally.

         (a) Pro Rata Treatment. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest and Revolving Credit Commitment Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for payments of interest involving an Affected Lender as provided in Section 2.04(e) hereof and payments to a Lender under Sections 2.10 or 2.12 hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

         (b) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof. Except for payments under Sections 2.10 and 8.06 hereof, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments under Sections 2.10 and 8.06 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Bor-rower as promptly as practicable after receipt by the Agent.

         (c) Default Interest. To the extent permitted by law, from and after the date on which an Event of Default shall have occurred hereunder, and so long as such Event of Default continues to exist, principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, shall bear interest for each day (before and

after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

         (i) In the case of any part of the CD Rate Portion or Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

         (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, 2% above the then-current Base Rate Option.

     To the extent permitted by law, interest accrued under this Section 2.09 on any amount shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

         2.10.  Additional Compensation in Certain Circumstances.

         (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

        (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fees or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

       (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the CD Rate or the Euro-Rate, as the case may be, hereunder),

      (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

       (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to

capital adequacy) by an amount which such Lender deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender five Business Days after such notice is given, together with an amount equal to interest on such amount from the date two Business Days after the date demanded until such due date at the Base Rate Option. A certificate by such Lender as to the amount due and payable under this Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error.

         (b) Funding Breakage. In addition to all other amounts payable here-under, if and to the extent for any reason any part of any Funding Segment of any CD Rate Portion or Euro-Rate Portion of the Loans becomes due (by acceler-ation or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender as follows:

         (i) first, calculate the following amount: (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of (x) zero or
(y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Applicable Funding Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360;

         (ii) the Funding Breakage Indemnity to be paid by the Borrower to such Lender shall be the amount equal to the present value as of the Funding Break-age Date (discounted at the Applicable Funding Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause
(i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corres-ponding Funding Period).

For purposes of this Section, the term "Applicable Funding Rate" shall mean (i) in the case of any calculation of a Funding Breakage Indemnity payment with respect to a particular Funding Segment for which the corresponding Funding Period was originally one year or longer, the Treasury Rate, and (ii) in the case of any calculation of a Funding Breakage Indemnity payment with respect to a Funding Segment for which the corresponding Funding Period was originally less than one year, the Euro-Rate.

        Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option applicable to the Loans (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to each Lender under this Section 2.10(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

         2.11. HLT Classification. In the event that after the date hereof the Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification") by any Governmental Authority having jurisdiction over any Lender, such Lender may in its discretion from time to time so notify the Agent, and upon receiving such notice the Agent shall promptly give notice of such event to the Borrower and the Lenders. In such event the parties hereto shall commence negotiations to agree on revised Revolving Credit Commitment Fees, interest rates and Applicable Margins hereunder. If the parties hereto fail to agree on such matters in their respective absolute discretion within 60 days of the notice given by the Agent referred to above, then the Required Lenders may at any time or from time to time thereafter direct the Agent to (a) by ten Business Days' notice to the Borrower, terminate the Revolving Credit Commitments, and the Revolving Credit Commitments shall thereupon terminate, or (b) by ten Business Days' notice to the Borrower, declare the Loans, toget-her with (without duplication) accrued interest thereon, to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue. The Lenders acknowledge that an HLT Classification is not an Event of Default or Potential Default hereunder.

         2.12.  Taxes.

         (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deduc-tions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

         (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

         (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.



         (b) Indemnity. The Borrower hereby indemnifies the Agent and each of the Lenders for the full amount of such Taxes and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying such Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes but excluding any claims, liabilities or losses with respect to or arising from omissions to pay or delays in payment attri-butable to the act or omission of the Agent or any Lender), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

         (c) Withholding and Backup Withholding. Each Lender that is incor-porated or organized under the laws of any jurisdiction other than the United States or any state thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent

         (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

         (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certifica-tion, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         2.13.  Funding by Branch, Subsidiary or Affiliate.

         (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office."
 Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the

funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.10(a) hereof, and if such Lender determines in its sole discretion that such transfer would be practicable and would not have a Material Adverse Effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

         (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more substitute promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower; provided, that if a Lender requests the Borrower to issue one or more substitute promissory notes in accordance with clause (ii) above, the amount of the Note payable to such Lender shall automatically be reduced accordingly. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.13(b).
 If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Lender's order.

         2.14.  Extension of Expiration Date.

         (a) Extension of Expiration Date. The Revolving Credit Commitment of the Lenders shall expire and shall be automatically reduced to zero on the Expiration Date. Not later than 45 days and not sooner than 60 days immediately preceding the Expiration Date then in effect, if the Borrower wishes the Lenders to extend the Expiration Date for an additional period (not to exceed 300 days) beyond the Expiration Date then in effect, the Borrower shall so advise the Agent in writing (an "Extension Request"). The Agent shall thereupon promptly notify each of the Lenders of such Extension Request of the Borrower. Within 20 days of its receipt of such Extension Request from the Borrower, the Agent shall notify the Borrower as to whether the Lenders have agreed so to extend the Expiration Date and, if so, as to any additional or different terms on which such extension is conditioned (the determination of the Lenders as to whether to agree to such extension and upon what terms being in the sole, absolute and unconditional discretion of each Lender). If such notice contains any such additional or different terms, the Borrower shall advise the Agent in writing within 5 days next following receipt of such notice from the Agent as to whether the Borrower agrees to such terms. If the Bor-rower notifies the Agent that it so agrees, or if the Agent's notice that the Lenders have agreed to extend the Expiration Date contains no such additional

or different terms, the Expiration Date shall automatically be extended for the additional period requested by the Borrower. If the Agent fails to notify the Borrower within 20 days of the Agent's receipt of any Extension Request from the Borrower as specified above as to whether the Lenders have agreed to such Extension Request, the Lenders shall be deemed not to have agreed to such Extension Request.

         (b) If (i) any Lender notifies the Agent in writing that it will not consent to such Extension Request or (ii) all of the Lenders have not in writing expressly consented to any such Extension Request as provided in the preceding paragraph, then the Agent shall so notify the Borrower and the Borrower, at its option, may replace each Lender which has not agreed to such Extension Request (a "Nonextending Lender") with another commercial lending institution reasonably satisfactory to the Agent (a "Replacement Lender") by giving notice of the name of such Replacement Lender to the Agent. Unless the Agent shall object to the identity of such proposed Replacement Lender prior to the date 5 days prior to the then current Expiration Date, upon notice from the Agent, each Nonextending Lender shall promptly (but in no event later than the then current Expiration Date) assign all of its interests hereunder to such Replacement Lender in accordance with the provisions of Section 8.14(c) hereof.
 If, immediately prior to the Expiration Date some, but not all, of the Lenders have agreed to such Extension Request, and each Nonextending Lender has not been replaced by the Borrower in accordance with the terms of this Section 2.14(b), the Expiration Date shall be extended in accordance with such Exten-sion Request; provided, however, that on the original Expiration Date (as such date may have been previously extended), the total Revolving Credit Commitment shall be irrevocably reduced by an amount equal to the Commitment of each Nonextending Lender. If all Lenders consent to any such Extension Request (or, if any Nonextending Lenders are replaced in accordance with this Section), then as of 5:00 pm. New York time on the then current Expiration Date, such Expiration Date shall be deemed to have been extended for the period requested by the Borrower in the related Extension Request.

                               ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

         3.01. Incorporation by Reference. The representations and warranties contained in the Credit Agreement are incorporated herein by reference as if set forth in full. The Borrower hereby represents and warrants to the Agent and each Lender that such representations and warranties of the Borrower contained therein are true and correct.

                               ARTICLE IV
                          CONDITIONS OF LENDING

         4.01. Conditions to Making of Initial Loans. The obligation of each Lender to make Loans on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loan of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.02 hereof:

         11a Agreement; Notes. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by the Borrower, and an executed Revolving Credit Note for each Lender, conforming to the requirements hereof, duly executed on behalf of the Borrower.

         12a Opinion of Counsel. There shall have been delivered to the Agent an opinion of the General Counsel of the Borrower, dated the Closing Date in substantially the form set forth as Exhibit B attached hereto.

         13a No Default. On the Closing Date there shall exist no Potential Default or Event of Default.

         14a Representations and Warranties. On the Closing Date, all representations and warranties of the Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

         15a Proceedings. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in substance and form to the Agent, the Lenders and their counsel, and the Agent, each Lender and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

         16a Corporate Proceedings. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date, (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of the Borrower executing this Agreement and the other Loan Documents to which the Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 30 days before the Closing Date showing the good standing of the Borrower in its state of incorporation.

         17a Fees, Expenses, etc. All fees and other compensation required to be paid to the Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

         4.02. Conditions to All Loans. The obligation of each Lender to make any Loan (including the initial Loans) are subject to performance by the Bor-rower of its obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

         (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article II hereof.

         (b) Representations and Warranties. On the date of the making of such Loan, all representations and warranties of the Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct (except with respect to representations and warranties which specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date) with the same force and effect as though such representa-tions and warranties had been made on and as of such time.

         (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.


         (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause any Lender to violate or conflict with any Law.

     Each request by the Borrower for any Loan (including the initial Loans) shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.

                             ARTICLE V
                             COVENANTS

         5.01.  Incorporation by Reference.  Each of the covenants set forth in
Article VI and Article VII of the Credit Agreement are hereby incorporated by reference as if set forth in full.

                               ARTICLE VI
                                DEFAULTS

         6.01. Events of Default. An Event of Default shall mean the occur-rence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

         (a)  The Borrower shall fail to pay when due principal of any Loan.

         (b) The Borrower shall fail to pay when due interest on any Loan, or any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of five days.

         (c) Any representation or warranty made or deemed made by the Bor-rower in or pursuant to any Loan Document or in any certificate delivered thereunder, or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to either the Agent or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

         (d) An Event of Default shall have occurred and be continuing under the Credit Agreement.

         (e) (i) The Borrower shall fail to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument (other than a non-recourse obligation) to which the Borrower is a party or by which it is bound, or to which any of its properties or assets is subject (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may at the time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may at such time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (iii) the Borrower shall fail to pay any Indebtedness when due, pursuant to demand under any Debt Instrument or

otherwise; provided, however, that each of clauses (i), (ii) and (iii) above shall be subject to any applicable grace period provided in the relevant Debt Instrument; and provided, further, that the provisions of this Section 6.01(e) shall be applicable only if the aggregate principal amount of such Indebtedness exceeds $5,000,000.

         (f) One or more final judgments for the payment of money shall have been entered against the Borrower, which judgment or judgments exceed $5,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged, in effect, and unstayed or unbonded for a period of thirty consecutive days.

         (g) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $5,000,000 shall have been issued against the Borrower or any of its properties and shall have remained undischarged, in effect and unstayed or unbonded for a period of thirty consecutive days.

         (h)  A Change in Control shall have occurred.

         (i) This Agreement or term or provision hereof shall cease to be in full force and effect, or the Borrower shall, or shall purport to, terminate (other than termination in accordance with the last sentence of Section 2.02(b) hereof), repudiate, declare voidable or void or otherwise contest, this Agreement or term or provision thereof or any obligation or liability of the Borrower hereunder.

         (j)   Any one or more Pension-Related Events referred to in subsection
(a)(ii), (b) or (e)(i) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred which individually or in the aggregate, have a Material Adverse Effect.

         (k) A proceeding shall have been instituted in respect of the Bor-rower or any Significant Subsidiary of the Borrower

         (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

          (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed, unstayed and unbonded for a period of 60 consecutive days.

         (l) The Borrower or any Significant Subsidiary shall become insol-vent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend trans-action of its business; shall make a general assignment for the benefit of creditors;
shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.01(k)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.01(k)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

         6.02.  Consequences of an Event of Default.

         (a) If an Event of Default specified in subsections (a) through (j) of Section 6.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or other-wise, the Lenders shall be under no further obligation to make Loans hereunder and the Agent, upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

        (i) Declare the Revolving Credit Commitments terminated, whereupon the Commitments will terminate and any fees accrued but unpaid hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

        (ii) Declare the unpaid principal amount of the Loans and interest accrued thereon to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

        (b)  If an Event of Default specified in subsection (k) or (l) of
Section 6.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans and the unpaid principal amount of the Loans, interest accrued thereon and all other Loans shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                             ARTICLE VII
                              THE AGENT

         7.01. Appointment. Each Lender hereby irrevocably appoints Mellon Bank, N.A. ("Mellon") to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 7.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and

deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

         7.02. General Nature of Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

         (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist; provided, how-ever, that nothing contained in this Article VII shall affect the express duties and responsibilities of the Agent to the Borrower under this Agreement and the other Loan Documents.

         (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

         (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibil-ity to, the Borrower or any other Person (except only for its relationship as agent for the Lenders, and its express duties and responsibilities to the Lenders and the Borrower, as provided in this Agreement and the other Loan Documents).

         (d) The Agent shall be under no obligation to take any action here-under or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

         7.03. Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. Subject to Section 7.04(a) hereof, the Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretion-ary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section.


         7.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

         (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

         (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, or (iii) any failure of any Lender to perform any of its obligations under this Agreement or any other Loan Document.

         (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or its Subsidiaries, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries, or any other Person, or (iii) except to the extent set forth in Section 7.05(f) hereof, the existence of any Event of Default or Potential Default.

         (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

         7.05.  Administration by the Agent.

         (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

         (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent, or in-house or other counsel for the Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desir-able that a matter be proved or established with respect to the Borrower or any Lender, such matter may be established by a certificate of the Borrower or such Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).


         (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

         (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected and supervised by it with reasonable care.

         (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Potential Default. If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

         7.06. Lender Not Relying on Agent or Other Lenders. Each Lender acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it. (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents. (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

         7.07. Indemnification. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limitation of the obligations of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section 7.07 shall be due and payable on demand, and to the extent that any Lender fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) which for each day shall be equal to the Prime Rate. Any amounts recovered by the Agent from the Borrower subsequent to reimbursement by the Lenders in accordance with this Section shall be promptly remitted to the Lenders on a Pro Rata basis.


         7.08. Agent in its Individual Capacity. With respect to its Revolving Credit Commitments owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, the Borrower and any stockholder, subsidiary or affiliate of the Borrower, as though the Agent were not the Agent hereunder.

         7.09. Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with
Section 8.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

         7.10. Successor Agent. The Agent may resign at any time by giving 10 days' prior written notice thereof to the Lenders and the Borrower. The Agent may be removed by the Required Lenders at any time by giving 10 days' prior written notice thereof to the Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

         7.11. Additional Agents. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders and if the Borrower and the Required Lenders shall consent (which consent shall not be unreasonably withheld), the Agent and the Borrower shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent

or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

         7.12. Calculations. The Agent shall not be liable for any calcula-tion, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled.

         7.13. Funding by Agent. Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its ratable share of such Loans, the Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                              ARTICLE VIII
                              MISCELLANEOUS

         8.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         8.02. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Committed Amount and the accrued and unpaid Commitment Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

         8.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Required Lenders and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrower, the Agent or any Lender. Any such amendment, modification or supplement made in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender and the Agent. The Agent shall enter into such amend-ments, modifications or supplements from time to time as directed by the Required Lenders, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:


         (a) Increase the Committed Amount of any Lender over the amount thereof then in effect, or extend the Expiration Date, without the written consent of each Lender affected thereby;

         (b) Reduce the principal amount of or extend the time for any payment of any Loan, or reduce the amount of or rate of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Commitment Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

         (c) Change the definition of "Required Lenders" or amend this Section 8.03, without the written consent of all the Lenders; or

         (d) Amend or waive any of the provisions of Article VII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

     and provided further, that Transfer Supplements may be entered into in the manner provided in Section 8.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

         8.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which either the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

         8.05.  Notices.

         (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.


         (b) Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

         (c) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

         8.06.  Expenses; Taxes; Indemnity.

         (a) The Borrower agrees to pay or cause to be paid and to save the Agent and each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel to the Agent and, with respect to costs incurred by the Agent, or any Lender pursuant to clause (iii) below, such counsel and local counsel) incurred by the Agent or, in the case of clause
(iii) below any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) except as to costs and expenses made necessary by reason of the gross negligence or wilful misconduct of the Agent or any Lender, the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by either the Agent or any Lender, (B) any litigation brought by the Agent, any Lender or the Borrower and related in any way to this Agreement or the Loan Documents (other than the costs and expenses incurred by the Agent, or any Lender, respectively, in connection with any litigation which results in a final, non-appealable judgment against the Agent or such Lender) and (C) any proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

         (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions other than those resulting from omissions to pay or delays in payment attributable to the acts or omissions of the Agent or any Lender.

         (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or

arising out of, or in any way related to or by reason of, any act or conduct of the Borrower with respect to or in connection with the transactions described in this Agreement or any other Loan Document, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any requirement of Law or any other Law by the Borrower or any Subsidiary of the Borrower); or any exercise by either the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

         8.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         8.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agree-ments, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

         8.09. Duration; Survival. All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by the Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as any Borrower may borrow hereunder and until payment in full of all Loans. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Lender shall survive the payment in full of all other Loans, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agent shall survive the payment in full by the Borrower of all Loans, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

         8.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         8.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any

other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaiv-able provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

         8.12. Set-Off. The Borrower hereby agrees that, to the fullest extent permitted by law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to the Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter main-tained by the Borrower with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

         8.13. Sharing of Collections. The Lenders hereby agree among them-selves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower pro rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultane-ously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Loans owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.


         8.14.  Successors and Assigns; Participations; Assignments.

         (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and the Agent, and any purported assignment without such consent shall be void.

         (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, that

         (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

         (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

         (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

         (iv) such Participant shall be bound by the provisions of Section 8.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

         (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Partici-pant's consent, take action of the type described in subsections (a),
          (b), (c) or (d) of Section 8.03 hereof; notwithstanding the fore-going, in no event shall any participation by an Lender have the effect of releasing such Lenders from its obligations hereunder, and

         (vi)  no Participant shall be an Affiliate of the Borrower.

     The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.10, 2.12 and 8.06 with respect to its participation in the Commitments and the Loans outstanding from time to time but only to the extent such Participant sustains such losses; provided, that no such Partici-pant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred and provided, further, that any such Participant, as a condition precedent to receiving the benefits of Sections 2.10, 2.12 and 8.06, shall agree in writing to indemnify the Borrower and hold it harmless as against any and all claims or demands by or liabilities to the transferor Lender or Lenders or any other Person for an amount which in whole or in part duplicates, but only to the extent of such duplication, the amount or amounts to be paid to the Participant under this Section.

         (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

         (i) any such assignment to a Purchasing Lender which is not a Lender shall be made only with the consent of the Borrower and the Agent which with respect to the Agent shall not be unreasonably withheld,

         (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commit-ments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Commitments and Loans then outstanding,

         (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents, and

         (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit C to this Agreement, duly completed (a "Transfer Supplement").

     In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and a proces-sing and recording fee of $2,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Trans-fer Supplement

         (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

         (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

    On or prior to the Transfer Effective Date specified in an Transfer Supple-ment, the Borrower, at its expense, shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments

retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

         (d) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Financial and Other Information. The Borrower authorizes the Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrower and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower and its Subsidiaries and Affiliates; subject, however, to the provisions of Section
8.16 hereof.

         8.15.  Governing Law; Submission to Jurisdiction;  Limitation of
Liability.

         (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

         (b) Certain Waivers. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY AND COUNTY OF NEW YORK, NEW YORK, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM;

         (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGA-TION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDIC-TION; AND



         (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, AT THE ADDRESS FOR NOTICES DESCRIBED IN SEC-TION 8.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

         8.16. Confidentiality. Each party hereto agrees to keep confidential any information concerning the business and financial activities of the other party hereto obtained in connection with this Agreement except information which (a) is lawfully in the public domain, (b) is obtained from a third party who is not bound by an obligation of confidentiality with respect to such information, (c) is required to be disclosed to any Governmental Authority having jurisdiction over such person but only to the extent of such require-ment, or (d) is disclosed by the Agent or any Lender in accordance with Section
8.14 hereof.


   IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

 ATTEST:                      CURTISS-WRIGHT CORPORATION

                                Gary Benschip
By _______________           By Gary Benschip
   Title:                       Title: Treasurer

[Corporate Seal]
                             Address for Notices:

                             1200 Wall Street West
                             Lyndhurst, NJ  07071
                             Attn:  Mr. Robert Bosi, Treasurer

                             Telephone:  201-896-8439
                             Telecopier:  201-438-5680

                             MELLON BANK, N.A., individually
                             and as Agent


                                Joseph F Bond, Jr
                             By Joseph F Bond, Jr
                             Vice President

                             Initial Revolving Credit
                             Committed Amount:     $7,500,000

                             Initial Additional
                             Committed Amount:     $7,500,000

                             Commitment Percentage:  33.3333%

                             Address for Notices:

                             Corporate Banking Department
                             Mellon Financial Center
                             551 Madison Avenue
                             New York, NY  10022-3217
                             Attn:  Joseph F. Bond, Jr.
                                    Vice President

                             Telephone:  212-702-4017
                             Telecopier:  212-702-5269

                             MIDLANTIC BANK, NATIONAL ASSOCIATION (formerly Midlantic National Bank)

                                Edward Tessalone
                             By Edward Tessalone
                                Title: Vice President

                             Initial Revolving Credit
                             Committed Amount:     $5,000,000

                             Initial Additional
                             Committed Amount:     $5,000,000

                             Commitment Percentage:  22.2222%

                             Address for Notices:

                             P.O. Box 600
                             499 Thornall Street
                             Edison, NJ  08818

                             Attn:  Edward M. Tessalone
                                    Vice President

                             Telephone:   908-321-8188
                             Telecopier:  908-321-2144


                             NATIONSBANK OF NORTH CAROLINA, N.A.

                                Moses James Sawney
                             By Moses James Sawney
                                Title: Vice President

                             Initial Revolving Credit
                             Committed Amount:     $5,000,000

                             Initial Additional
                             Committed Amount:     $5,000,000

                             Commitment Percentage:  22.2222%

                             Address for Notices:

                             767 Fifth Avenue - 5th Floor
                             New York, NY  10153

                             Attn:  Moses James Sawney
                                    Vice President

                             Telephone:  212-407-5328
                             Telecopier:  212-593-1083

                             THE BANK OF NOVA SCOTIA

                                Stephen Lockhart
                             By Stephen Lockhart
                                Title: Sr. Manager

                             Initial Revolving Credit
                             Committed Amount:     $5,000,000

                             Initial Additional
                             Committed Amount:     $5,000,000

                             Commitment Percentage:  22.2222%

                             Address for Notices:

                             One Liberty Plaza
                             New York, NY  10006

                             Attn:  Mr. Brian Allen
                                    Representative

                             Telephone:  212-225-5000
                             Telecopier:  212-225-5090

                                                 Exhibit A to Credit Agreement
                       CURTISS-WRIGHT CORPORATION

                          Revolving Credit Note

$ ________________                                     Pittsburgh, Pennsylvania
                                                             ____________, 1994

         FOR VALUE RECEIVED, the undersigned, CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of [INSERT PROPER NAME OF THE LENDER] (the "Lender") on or before the Expiration Date (as defined in the Agreement referred to below), and at such earlier dates as may be required by such Agreement, the lesser of (i) the principal sum of
  __________________________ ($______________) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

     This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Short Term Credit Agreement, dated as of October 29, 1994 by and among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

     The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, 9performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

     This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                             CURTISS-WRIGHT CORPORATION


                             By     ____________________________
                             Name:  ____________________________
                             Title: ____________________________

                                                 Exhibit B to Credit Agreement



                          [Opinion of Counsel]

                               [To follow]

                                                 Exhibit C to Credit Agreement
                           Transfer Supplement


         THIS TRANSFER SUPPLEMENT, dated as of the date specified in Item 1 of
Schedule I hereto, among the Transfer or Lender specified in Item 2 of Schedule I hereto (the "Transferor Lender"), each Purchasing Lender specified in Item 3 of Schedule I hereto (each a "Purchasing Lender") and Mellon Bank, N.A., as Agent for the Lenders under the Agreement described below.

                                Recitals:

         A. This Transfer Supplement is being executed and delivered in accor-dance with Section 8.14(c) of the Short Term Credit Agreement, dated as of October 29, 1994 by and among Curtiss-Wright Corporation, a Delaware corpora-tion (the "Borrower"), the Lenders parties thereto from time to time, and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein without definition have the meaning specified in the Agreement.

         B. Each Purchasing Lender (if it is not already a Lender) wishes to become a Lender party to the Agreement.

         C. The Transferor Lender is selling and assigning to each Purchasing Lender, and each Purchasing Lender is purchasing and assuming, a certain por-tion of the Transfer or Lender's rights and obligations under the Agreement, including, without limitation, the Transferor Lender's Commitments and Loans owing to it and any Notes held by it (the "Transferor Lender's Interests").

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 111 Transfer Effective Notice. Upon receipt by the Agent of five counterparts of this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), and each of which has been executed by the Transferor Lender, by each Purchasing Lender and by any other Person required by Section 8.14(c) of the Agreement to execute this Transfer Supplement, the Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender a transfer effective notice, substantially in the form of Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transferor Lender, the Purchasing Lender, the Agent and the Borrower.
 From and after the close of business at the Agent's Office on the Transfer Effective Date each Purchasing Lender (if not already a Lender party to the Agreement) shall be a Lender party to the Agreement for all purposes thereof having the respective interests in the Transferor Lender's interests reflected in this Transfer Supplement.

         Section 121 Purchase Price; Sale. At or before 12:00 Noon, local time at the Transferor Lender's office specified in Schedule III, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender

(such Purchasing Lender's "Purchased Percentage") of the Transferor
Lender's Interests. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender such Purchasing Lender's Purchased Percentage of the Transferor Lender's Interests. The Transferor Lender shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Lender ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in the Register the information with respect to such sale and purchase as contemplated by
Section 8.14(d) of the Agreement.

         Section 131 Principal, Interest and Fees. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender in respect of the Transferor Lender's Interests shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

         Section 141 Closing Documents. Concurrently with the execution and delivery hereof, the Transferor Lender will request that the Borrower provide to each Purchasing Lender (if it is not already a Lender party to the Agree-ment) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of conditions precedent set forth in the Agreement.

         Section 151 Further Assurances. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any ther party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

         Section 161 Certain Representations and Agreements. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows:

         11a Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Agreement or any other Loan Document, or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

         12a The Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Agreement or any other Loan Document on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) the
existence of any Event of Default or Potential Default.

         13a Each Purchasing Lender confirms that it has received a copy of the Agreement and each of the other Loan Documents, together with copies of the financial statements referred to in Section 4.05 thereof, the most recent financial statements delivered pursuant to Section 6.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Lender or any other Lender.

         14a Each Purchasing Lender, independently and without reliance upon the Agent, the Transferor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Agreement or any other Loan Document.

         15a Each Purchasing Lender that is not a Lender and that is not chartered under the laws of the United States or a state thereof shall provide the Borrower and the Agent with any documentation either of them may reasonably request pertaining to withholding taxes and backup withholding.

         16a Each Purchasing Lender irrevocably appoints the Agent to act as Agent for such Purchasing Lender under the Agreement and the other Loan Documents, all in accordance with Article IX of the Agreement and the other provisions of the Agreement and the other Loan Documents.

         17a Each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Lender.

         Section 171 Schedule II. Schedule II hereto sets forth the revised Commitments of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

         Section 181 Governing Law. This Transfer Supplement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         Section 191 Counterparts. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on
Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.


                                              Schedule I to Transfer Supplement

                      COMPLETION OF INFORMATION AND
                   SIGNATURES FOR TRANSFER SUPPLEMENT

Re: Short Term Credit Agreement, dated as of October 29, 1994, by and among Curtiss-Wright Corporation, a Delaware corporation (the "Borrower"), the Lenders parties thereto from time to time, and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as amended, modified or supple-mented from time to time, the "Agreement")


Item 1 (Date of Transfer Supplement):  [Insert date of Transfer Supplement]

Item 2 (Transferor Lender):            [Insert name of Transferor Lender]

Item 3 (Purchasing Lender[s]):         [Insert name[s] of Purchasing Lender[s]]

Item 4 (Signatures of Parties
       to Transfer Supplement):

                                  [Name of Transferor Lender],
                                  as  Transferor Lender

 By : ______________________
                             Name:  _____________________________
                             Title: _____________________________


                                  [Name of Purchasing Lender],
                                  as  Purchasing Lender

 By : ______________________
                             Name:  _____________________________
                             Title: _____________________________



                                  [Name of Purchasing Lender],
                                as Purchasing Lender


 By : ______________________
                             Name:  _____________________________
                             Title: _____________________________

  [Following consents required only when Purchasing Lender is not a Lender]

CONSENTED TO AND ACKNOWLEDGED:
MELLON BANK, N.A., as Agent

By:   _______________________
Name: _______________________
Title _______________________


CONSENTED TO AND ACKNOWLEDGED:
CURTISS-WRIGHT CORPORATION

By:   _______________________
Name: _______________________
Title _______________________


ACCEPTED FOR RECORDATION IN REGISTER:

MELLON BANK, N.A., as Agent

By:   _______________________
Name: _______________________
Title _______________________

                                             Schedule II to Transfer Supplement

                      LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITTED AMOUNTS


[Name of Transferor Lender,
 Lending Office and Address]   Revised Commitment and Loan Amounts:
                               ------------------------------------
                        Revolving Credit
                        Committed Amount:                       $__________

                        Commitment Percentage of
                          Total Commitment:                      _________%

[Name of Purchasing
  Lender]               New Commitment and Loan Amounts:

                        Revolving Credit
                        Committed Amount:                       $__________

                        Commitment Percentage of
                          Total Commitment:                      _________%

Administrative Information
  for Purchasing Lender:

Address:    _____________________
            _____________________

Attention:  _____________________

Telephone:  _____________________
Telex:      _____________________
(Answerback:_____________________)
Telecopier: _____________________

                                            Schedule III to Transfer Supplement
                        Transfer Effective Notice

To:  Curtiss-Wright Corporation
     [Insert Name of Transferor
     Lender and each Purchasing Lender]

         The undersigned, as Agent under the Short Term Credit Agreement, dated as of October 29, 1994, by and among Curtiss-Wright Corporation, a Delaware corporation, the Lenders parties thereto from time to time, and Mellon Bank, N.A., a national banking association, as Agent for the Lenders (as the same may be amended, modified or supplemented from time to time, the "Credit Agree-ment"), acknowledges receipt of five executed counterparts of a completed
Transfer Supplement, dated           , 199 , from [name of Transferor Lender]
to [name of each Purchasing Lender] (the "Transfer Supplement"). Terms defined in the Transfer Supplement are used herein as therein defined.

         1.  Pursuant to the Transfer Supplement, you are advised that the
Transfer Effective Date will be           , 199 .  [Insert fifth Business Day
following date of Transfer Effective Notice or other date agreed to among the Transferor Lender, the Purchasing Lender, the Agent and the Borrower.]

         2. Pursuant to Section 8.14(c) of the Credit Agreement, the Trans-feror Lender has delivered to the Agent the Transferor Lender Notes.

         3. Section 8.14(c) of the Credit Agreement provides that the Borrower is to deliver to the Agent on or before the Transfer Effective Date the follow-ing Notes, each dated the date of the Note it replaces.

         [Describe each new Revolving Credit Note for Transferor Lender and Purchasing Lender as to date (as required by the Credit Agreement), principal amount and payee.]

         4. The Transfer Supplement provides that each Purchasing Lender is to pay its Purchase Price to the Transferor Lender at or before 12:00 o'clock Noon, local time at the Transferor Lender's lending office specified in
Schedule II to the Transfer Supplement, on the Transfer Effective Date in immediately available funds.

                                  Very truly yours,

                                  MELLON BANK, N.A., as Agent


                                  By:    _________________________
                                  Name:  _________________________
                                  Title: _________________________